Exhibit 10.25

EXECUTION COPY

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of September 27, 2018 by and among PHOTRONICS, INC., a Connecticut corporation (the “Company”), the Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “Initial Grantors,” and together with any additional Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as contractual representative (the “Collateral Agent”) for itself and for the Holders of Secured Obligations (as defined in the Credit Agreement identified below).  Capitalized terms used herein (including, without limitation, Article I hereof) and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

PRELIMINARY STATEMENT

WHEREAS, the Company, certain Subsidiaries of the Company from time to time parties thereto as borrowers (together with the Company, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent thereunder (the “Administrative Agent”) have entered into that certain Fourth Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and the agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, including, without limitation, any guaranty delivered in connection therewith, the “Loan Documents”), which Credit Agreement amends and restates in its entirety the Existing Credit Agreement (as defined in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers;

WHEREAS, the Credit Agreement, among other things, re-evidences the Borrowers’ outstanding obligations under the Existing Credit Agreement and provides, subject to the terms thereof, for future extensions from time to time of credit and other financial accommodations by the Lenders to the Borrowers;

WHEREAS, as a condition precedent to the effectiveness of an amendment to the Existing Credit Agreement, the Initial Grantors entered into the Second Amended and Restated Security Agreement, dated as of December 5, 2013, with the Collateral Agent (the “Existing Security Agreement”);

WHEREAS, each Initial Grantor party to the Existing Security Agreement wishes to affirm its obligations under the terms of the Existing Security Agreement and wishes to amend and restate the terms of the Existing Security Agreement;

WHEREAS, the Grantors wish to secure their obligations to the Holders of Secured Obligations pursuant to the terms of this Security Agreement; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Security Agreement, but that this Agreement amend and restate in its entirety the Existing Security Agreement and re-evidence the obligations and liabilities of each Grantor outstanding thereunder, which shall be set forth in accordance with the terms hereof;

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.        Terms Defined in the Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.        Terms Defined in New York UCC.  Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

1.3.        Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Intellectual Property Collateral, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Pledged Deposits, Supporting Obligations and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that in no event shall “Collateral” include or the security interest granted under Article II hereof attach to (a) any lease, license, permit, contract, property rights or agreement to which any Grantor is a party, any of its rights or interests thereunder or any Trademark or other Intellectual Property, if and for so long as the grant of such security interest shall (i) give any other Person party to such lease, license, permit, contract, property rights or agreement the right to terminate its obligations thereunder, (ii) constitute or result in the abandonment, cancellation, invalidation or unenforceability of any material right, title or interest of any Grantor therein or (iii) result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than, in the case of each of the foregoing clauses (i), (ii) and (iii), to the extent that any such right or term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, cancellation, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights, agreement or Trademark that does not result in any of the consequences specified in (i), (ii) or (iii) above; (b) any license, permit or other governmental authorization that, under the terms and conditions of such governmental authorization or under applicable law, cannot be subjected to a Lien in favor of the Collateral Agent for the benefit of the Holders of Secured Obligations without the consent of the relevant governmental authority and such consent has not been obtained; (c) any of the capital stock of a Foreign Subsidiary; (d) those assets as to which the Collateral Agent reasonably determines (in consultation with, and with written notice to, the Company) that the cost of obtaining such a security interest or perfection thereof (including tax consequences) are excessive in relation to the benefit to the Holders of Secured Obligations of the security to be afforded thereby; (e) any item of personal property, tangible or intangible, to the extent the grant by any Grantor of a security interest pursuant to this Security Agreement in its right, title and interest in such item of property is prohibited by any law or governmental rule or regulation or by effective and enforceable contractual provisions (including license restrictions) in any agreement to which the Grantor is a party (so long as no such agreement shall be entered into for the purposes of circumventing the security interest granted herein and excluding any such provision to the extent such provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); (f) intellectual property in relation to which any law or governmental rule or regulation, or any agreement with a domain name registrar or any other Person entered into by the Grantor in the ordinary course of business and existing on the date hereof, prohibits the creation of a security interest therein or would otherwise invalidate such Grantor’s right, title or interest therein (other than to the extent any such agreement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); (g) any Equipment owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted by the Credit Agreement if the agreement in which such Lien is granted (or in the document providing for such capital lease) validly prohibits or requires the consent of any Person other than any Grantor as a condition to the creation of any other Lien on such equipment (other than to the extent any such agreement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity), but only, in each case, to the extent, and for so long as, the Indebtedness secured by the applicable Lien or capital lease has not been repaid in full or the applicable prohibition (or consent required) has not been otherwise removed or terminated; (h) motor vehicles and other assets subject to certificates of title or ownership; or (i) any real property held by a Grantor as a lessee under a lease; provided that the parties hereby agree, for the avoidance of doubt (without limitation with respect to any assets not so listed), that the assets listed in Schedule 1 to this Agreement are prohibited by contractual restrictions with third parties from being included as “Collateral” hereunder except to the extent such restrictions would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction.

“Commercial Tort Claims” means commercial tort claims, as defined in the New York UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “E”.

“Confirmatory Grant of Security Interest” means, with respect to any Grantor and its Patents, Trademarks, or Copyrights, an agreement with a list of such Patents, Trademarks or Copyrights attached as an exhibit thereto, in form and substance satisfactory to the Collateral Agent, duly executed by such Grantor, to be filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, evidencing the Collateral Agent’s Lien on such Patents, Trademarks or Copyrights, as applicable.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Documents” shall have the meaning set forth in Article 9 of the New York UCC.

“Equipment” shall have the meaning set forth in Article 9 of the New York UCC.

“Event of Default” shall have the meaning set forth in the Credit Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the meaning set forth in Article 9 of the New York UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Grantor owned Trademark), Intellectual Property, URLs and domain names, other industrial or intellectual property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the New York UCC.

“Instruments” shall have the meaning set forth in Article 9 of the New York UCC.

“Intellectual Property” means all Patents, Trademarks and Copyrights as defined herein.

“Intellectual Property Collateral” means all domain names, Intellectual Property and Licenses.

“Inventory” shall have the meaning set forth in Article 9 of the New York UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.

“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the New York UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Intellectual Property Collateral, Inventory, Investment Property, Letter-of-Credit Rights, Pledged Deposits and Supporting Obligations, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all personal property of the Grantors.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Collateral Agent or to any Holder of Secured Obligations as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any governmental authority or internet domain name registrar.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the New York UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the New York UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

REAFFIRMATION AND GRANT OF SECURITY INTEREST

Each Initial Grantor party to the Existing Security Agreement reaffirms the security interest granted under the terms and conditions of the Existing Security Agreement and agrees that such security interest remains in full force and effect and is hereby ratified, reaffirmed and confirmed.  Each Initial Grantor party to the Existing Security Agreement acknowledges and agrees with the Collateral Agent that the Existing Security Agreement is amended, restated, and superseded in its entirety pursuant to the terms hereof.

Each of the Grantors hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Holders of Secured Obligations, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Collateral Agent and the Holders of Secured Obligations, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that, as of the date hereof or as of the date any additional Grantor becomes party to this Security Agreement pursuant to a Security Agreement Supplement:

3.1.        Title, Authorization, Validity and Enforceability.  Such Grantor has (other than the Intellectual Property Collateral, with respect to which Section 3.11 shall apply) (a) good and valid rights in or the power to transfer the Collateral owned by it and (b) title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof.  Such Grantor has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.  When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit “D”, the Collateral Agent will have a perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the New York UCC, subject only to Liens permitted under Section 4.1.6 hereof.

3.2.        Conflicting Laws and Contracts.  Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Collateral Agent on behalf of the Holders of Secured Obligations) except, in each case, which could not reasonably be expected to result in a Material Adverse Effect.

3.3.        Principal Location.  Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”.

3.4.        Property Locations.  The Inventory and Equipment of each Grantor are located solely at the locations of such Grantor described in Exhibit “A”.  All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A”.

3.5.        No Other Names; Etc..  Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”.  The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.

3.6.        Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are and will be correctly stated in all material respects in all material records of such Grantor relating thereto and in all material invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time.

3.7.        Filing Requirements.  None of the Equipment owned by such Grantor is covered by any certificate of title.  None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit “B”.

3.8.        No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Collateral Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

3.9.        Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit “F”.

3.10.      Pledged Securities and Other Investment Property.  Exhibit “C” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral and delivered to the Collateral Agent.  Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “C” as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Holders of Secured Obligations hereunder or as permitted by Section 6.02 of the Credit Agreement.

3.11.      Intellectual Property.

3.11.1 Exhibit “B” contains a complete and accurate listing as of the date hereof of all Registered U.S. Intellectual Property Collateral (other than intellectual property excluded from the definition of Collateral), including: (i) U.S. trademark registrations and U.S. applications for trademark registration, (ii) U.S. patents and U.S. patents applications, together with all U.S. reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (iii) U.S. copyright registrations and applications for registration and (iv) U.S. domain names.  Grantor has all right, title and interest to the Intellectual Property Collateral listed in Exhibit “B”.  When Confirmatory Grants of Security Interest have been filed with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, the Collateral Agent will have a perfected first priority security interest in the Registered U.S. Intellectual Property Collateral owned by such Grantor in which a security interest may be perfected by making such filings, subject only to Liens permitted under Section 4.1.6 hereof.

3.11.2 Except as set forth on Exhibit “B”, no Person other than the respective Grantor has any right or interest of any kind or nature in or to the Intellectual Property Collateral, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business.

3.11.3 No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property Collateral except where those challenges could not reasonably be expected to result in a Material Adverse Effect.

3.11.4 Each Grantor has enforced and currently enforces reasonable quality control measures in connection with such Grantor’s licensing of the trademarks listed on Exhibit “B” to third parties, except (i) with respect to trademarks not currently in use and (ii) where the failure to use such reasonable quality control measures could not reasonably be expected to result in a Material Adverse Effect.

3.11.5 The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the material Intellectual Property.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1.        General.

4.1.1 Inspection.  Each Grantor will permit the Collateral Agent or any Holder of Secured Obligations, by its representatives and agents (upon reasonable prior notice so long as no Event of Default has occurred and is continuing) (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with such Grantor’s officers and employees (so long as an Event of Default has occurred and is continuing, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Collateral Agent or such Holder of Secured Obligations may determine, and all at such Grantor’s expense.

4.1.2 Taxes.  Such Grantor will timely file or cause to be filed all tax returns and reports required to be filed and will pay or cause to be paid all taxes required to be paid by it with respect to the Collateral, except (i) those that are being contested in good faith by appropriate proceedings and for which such Grantor has set aside on its books adequate reserves or (ii) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

4.1.3 Records and Reports; Notification of Default.  Each Grantor shall keep and maintain complete, accurate and proper books and records with respect to the Collateral owned by such Grantor, and furnish to the Collateral Agent, with sufficient copies for each of the Holders of Secured Obligations, such reports relating to the Collateral as the Collateral Agent shall from time to time reasonably request.  Each Grantor will give prompt notice in writing to the Collateral Agent of the occurrence of any development which could reasonably be expected to materially and adversely affect the Collateral, taken as a whole.

4.1.4 Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Collateral Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor will use commercially reasonable efforts to defend title to the Collateral owned by such Grantor against all persons in a manner materially consistent with past practices and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder, unless (i) such Collateral has a book value of less than $500,000 or (ii) the Collateral Agent shall have provided its written consent with respect thereto.

4.1.5 Disposition of Collateral.  No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except (i) dispositions specifically permitted pursuant to Section 6.03 of the Credit Agreement and (ii) until such time as such Grantor receives a notice from the Collateral Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

4.1.6 Liens.  No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreement, provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  Each Grantor will:

(i)	preserve its existence and corporate structure as in effect on the date hereof, except as otherwise permitted under Section 6.03 of the Credit Agreement;

(ii)	not change its jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”; and

(iv)	not (i) have any Inventory or Equipment or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit “A” or (ii) change its name or taxpayer identification number, unless, in each such case, such Grantor shall have given the Collateral Agent not less than thirty (30) days’ prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by such Grantor.

4.1.8 Other Financing Statements.  No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

4.2.        Receivables.

4.2.1 Certain Agreements on Receivables.  After written notice from the Collateral Agent during the occurrence and continuation of an Event of Default, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof (other than discounting of receivables owing from distressed customers in a manner consistent with prudent business practices).

4.2.2 Collection of Receivables.  Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor; provided that each Grantor may adjust, settle, compromise or release the amount or payment of any Receivable or amount due on any contract relating thereto, or allow any credit or discount thereon, in the ordinary course of its business and consistent with its normal business practices.

4.2.3 Delivery of Invoices.  Each Grantor will deliver to the Collateral Agent immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Collateral Agent shall specify.

4.3.        Maintenance of Goods.  Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4.        Instruments, Securities, Chattel Paper, Documents and Pledged Deposits.  Each Grantor will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement, or upon acquisition by the Grantor thereafter, the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist), (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify, and (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

4.5.        Uncertificated Securities and Certain Other Investment Property.  Each Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement.  Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

4.6.        Stock and Other Ownership Interests.

4.6.1 Changes in Capital Structure of Issuers.  Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing except to the extent permitted under Section 6.03 of the Credit Agreement.

4.6.2 Issuance of Additional Securities. No Grantor will permit or suffer any Domestic Subsidiary to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor or another Grantor.

4.6.3 Registration of Pledged Securities and other Investment Property.  Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.6.4 Exercise of Rights in Pledged Securities and other Investment Property.  Each Grantor will permit the Collateral Agent or its nominee at any time during the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7.        Deposit Accounts.  Each Grantor will (i) upon the Collateral Agent’s reasonable request, use commercially reasonable efforts to cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent in order to give the Collateral Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance reasonably acceptable to the Collateral Agent, transferring ownership of the Deposit Account to the Collateral Agent or transferring dominion and control over each such other deposit to the Collateral Agent until such time as no Event of Default exists.  In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

4.8.        Letter-of-Credit Rights.  Each Grantor will, upon the Collateral Agent’s request, use commercially reasonable efforts to cause each issuer of a letter of credit, to consent to the assignment of proceeds of any letter of credit with respect to which such Grantor is the beneficiary in an amount in excess of $1,000,000 in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.9.        Federal, State or Municipal Claims.  Each Grantor will notify the Collateral Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof in excess of $1,000,000, the assignment of which claim is restricted by federal, state or municipal law.    Furthermore, each Grantor will execute and deliver to the Collateral Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Collateral Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Company.

4.10.      Intellectual Property.

4.10.1 If, after the date hereof, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Intellectual Property described in Exhibit “B”, which are all of such Grantor’s Intellectual Property as of the date hereof, then such Grantor shall give the Collateral Agent notice thereof concurrently with any delivery of financial statements under Section 5.01(a) or 5.01(b) of the Credit Agreement.  Each Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement, Confirmatory Grants of Security Interest or any other document reasonably requested by the Collateral Agent to evidence such security interest in a form appropriate for recording in the applicable federal office.  Each Grantor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally (i) by amending Exhibit “B” to include any future Intellectual Property of which the Collateral Agent receives notification from such Grantor pursuant hereto and (ii) by recording with the United States Patent and Trademark Office and/or the United States Copyright Office, in addition to and not in substitution for this Security Agreement, Confirmatory Grants of Security Interest containing a schedule of such future Patents, Trademarks and/or Copyrights.

4.11.       Commercial Tort Claims.  If, after the date hereof, any Grantor identifies the existence of a commercial tort claim in excess of $1,000,000 belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the commercial tort claims described in Exhibit “E”, which are all of such Grantor’s commercial tort claims in excess of $1,000,000 as of the date hereof, then such Grantor shall give the Collateral Agent prompt notice thereof, but in any event not less frequently than quarterly.  Each Grantor agrees promptly upon request by the Collateral Agent to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document reasonably requested by the Collateral Agent to evidence the grant of a security interest therein in favor of the Collateral Agent.

4.12.      Updating of Exhibits to Security Agreement.  The Company will provide to the Collateral Agent, concurrently with the delivery of the financial statements required by Section 5.01(a) of the Credit Agreement, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Company shall indicate that there has been “no change” to the applicable Exhibit(s)).

ARTICLE V

REMEDIES

5.1.        Remedies.  Upon the occurrence and continuance of an Event of Default, the Collateral Agent may, in accordance with the terms of the Loan Documents, exercise any or all of the following rights and remedies:

5.1.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement or any other Loan Document, provided that this Section 5.1.1 shall not be understood to limit any rights or remedies available to the Collateral Agent and the Holders of Secured Obligations prior to an Event of Default.

5.1.2 Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien).

5.1.3 Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable.

The Collateral Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Secured Obligations have been paid in full, there remain outstanding Swap Obligations or Banking Services Obligations, the Required Lenders may exercise the remedies provided in this Section 5.1 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations or Banking Services Obligations.

Notwithstanding the foregoing, neither the Collateral Agent nor any other Holder of Secured Obligations shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.2.         Grantors’ Obligations Upon an Event of Default.  Upon the request of the Collateral Agent after the occurrence of an Event of Default, each Grantor will:

5.2.1 Assembly of Collateral.  Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places reasonably specified by the Collateral Agent.

5.2.2 Secured Party Access.  Permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3.         License.  The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit for such purpose.  In addition, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by (a) the Collateral Agent and (b) each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be reasonably acceptable to the Collateral Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Holders of Secured Obligations until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.        Lockboxes.  Upon request of the Collateral Agent after the occurrence of an Event of Default, each Grantor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2.        Collection of Receivables.  The Collateral Agent may at any time after the occurrence of an Event of Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Holders of Secured Obligations.  In such event, each Grantor shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Collateral Agent.  Upon receipt of any such notice from the Collateral Agent, each Grantor shall thereafter hold in trust for the Collateral Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Collateral Agent shall hold and apply funds so received as provided by the terms of Section 7.3 hereof.

7.3.        Application of Proceeds.  The proceeds of the Collateral received by the Collateral Agent hereunder shall be applied by the Collateral Agent to payment of the Secured Obligations pursuant to the terms of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1.        Notice of Disposition of Collateral; Condition of Collateral.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Company, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Holder of Secured Obligations arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such other Holder of Secured Obligations as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Holder of Secured Obligations, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.        Compromises and Collection of Collateral.  Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its reasonable discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3.        Secured Party Performance of Grantor’s Obligations.  Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement if any Grantor fails to perform or pay such obligation and such Grantor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 8.3.  Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.        Authorization for Secured Party to Take Certain Action.  Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the reasonable discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral during the continuance of an Event of Default, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) during the continuance of an Event of Default, to enforce payment of the Instruments, Accounts and Receivables in the name of the Collateral Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.5.        Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.2, or 8.7 or in Article VII hereof will cause irreparable injury to the Collateral Agent and the Holders of Secured Obligations, that the Collateral Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.        Use and Possession of Certain Premises.  Upon the occurrence of an Event of Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.7.        Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Collateral Agent or the Holders of Secured Obligations unless such authorization is in writing signed by the Collateral Agent.

8.8.        Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Holders of Secured Obligations and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Holders of Secured Obligations, hereunder.

8.9.        Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10.      Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any.  The Grantors shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.11.      Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12.      Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) any and all commitments to extend credit under the Loan Documents have terminated and (ii) all of the Secured Obligations (other than contingent indemnity obligations) have been indefeasibly paid in cash and performed in full and no commitments of the Collateral Agent or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.

8.13.      Entire Agreement.  This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral.

8.14.      Governing Law; Jurisdiction; Waiver of Jury Trial.

8.14.1 THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.14.2 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement or any other Loan Document shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.14.3 Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in Section 8.14.2.  Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.14.4 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Company as its agent for service of process.  Nothing in this Security Agreement will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14.5 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15.       Indemnity.  Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent and the Holders of Secured Obligations (collectively, the “Indemnitees”), and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs and related expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Collateral Agent or any Holder of Secured Obligations is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Holders of Secured Obligations, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or any other Loan Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Holders of Secured Obligations or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, and its successors, assigns, agents and employees, be available to the extent that such liabilities, damages, penalties, suits, costs, and related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee and its successors, assigns, agents and employees or from the material breach of such Indemnitee’s obligations under the Loan Documents.

8.16.      Subordination of Intercompany Indebtedness.  Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations, provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, such Grantor may make loans to and receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents.  Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Secured Obligations and the Collateral Agent in those assets.  No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Security Agreement has terminated in accordance with Section 8.12 hereof.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.12 hereof, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Holders of Secured Obligations.  If any such Grantor fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.12 hereof, no Grantor will assign or transfer to any Person (other than the Collateral Agent or the Company or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.17.      Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.18.      Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.19.      Limitation on Collateral Agent’s and other Holders of Secured Obligations’ Duty with Respect to the Collateral.  The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Holder of Secured Obligations shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither the Collateral Agent nor any other Holder of Secured Obligations shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Holder of Secured Obligations, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.19 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.19.  Without limitation upon the foregoing, nothing contained in this Section 8.19 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.19.

8.20.      Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE IX

NOTICES

9.1.        Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement.  Any notice delivered to the Company shall be deemed to have been delivered to all of the Grantors.

9.2.        Change in Address for Notices.  Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.01 of the Credit Agreement.

ARTICLE X

THE COLLATERAL AGENT

JPMorgan Chase Bank, N.A. has been appointed Collateral Agent for the Holders of Secured Obligations hereunder pursuant to Article VIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article VIII.  Any successor Collateral Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have executed this Third Amended and Restated Security Agreement as of the date first above written.

PHOTRONICS, INC.,
as a Grantor

By:
Name:
Title:

PHOTRONICS IDAHO, INC.,
as a Grantor

By:
Name:
Title:

PHOTRONICS TEXAS ALLEN, INC.,
as a Grantor

By:
Name:
Title:

PHOTRONICS CALIFORNIA, INC.,
as a Grantor

By:
Name:
Title:

Signature Page to
Third Amended and Restated Security Agreement

Acknowledged and Agreed
as of the date first written above:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page to
Third Amended and Restated Security Agreement

SCHEDULE 1
(See defined term “Collateral” in the Security Agreement)

All documents related to the Taiwan Joint Venture if inclusion would create a breach or default under such agreements.

All documents related to the PRC subsidiary joint venture in Xiamen with DNP if inclusion would create a breach or default under such agreements.

All documents related to the Photronics Hefei subsidiary including the Investment Agreement if inclusion would create a breach or default under such agreements.
1

EXHIBIT “A”
(See Sections 3.3, 3.4, 3.5 and 4.1.7 of Security Agreement)

Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:

Photronics, Inc.	Fed ID: 06-0854886

Formerly Known As: Photronic Labs Incorporated in February 28, 1969 until July 9, 1986; Photronic Labs, Inc. from July 9, 1986 until April 9, 1990, when name was changed to Photronics, Inc.

Principal Place of Business & Chief Executive Office: 15 Secor Road, Brookfield, CT 06804

Incorporated: Connecticut

Date of Incorporation: February 28, 1969

CT Org No.:  0036597

Photronics California, Inc.	Fed ID: 77-0292539

Principal Place of Business & Chief Executive Office:  15 Secor Road, Brookfield, CT 06804

Incorporated: California

Date of Incorporation: October 8, 1991

CA ID:  C1802687

Photronics Texas Allen, Inc.	Fed ID: 75-2502950

Formerly Known As:  Photronics-Toppan Texas, Inc. from September 3, 1993 until April 2,
2009. Name change effective as of April 3, 2009.

Principal Place of Business & Chief Executive Office:  601 Millennium Drive, Allen, TX 75013

Incorporated: Texas

Date of Incorporation: September 3, 1993

TX Org No.: 0128294000
1

Photronics Idaho, Inc.	Fed ID: 61-1602099

Principal Place of Business & Chief Executive Office:  15 Secor Road, Brookfield, CT 06804

Incorporated: Idaho

Date of Formation: July 17, 2009

Idaho ID Number: C183842

Locations of Inventory and Equipment:

A.	Owned Locations of Inventory and Equipment of the Grantors:

Connecticut
Building # 1 and #2
15 Secor Road
Brookfield, CT 06804

Idaho
10136 South Federal Way (Nanofab)
Boise, ID 83716

Texas
601 Millennium Drive
Allen, TX 75013

B.	Leased Locations of Inventory, Equipment and Fixtures of the Grantors (Include Landlord’s Name):

California

830 Hillview Court, Suite 280
Milpitas, CA 95035

Florida

4630 Lipscomb Street, NE
Suite #10 and #12
Palm Bay, FL 32906
2

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of warehouse operator or other bailee or consignee of Inventory and Equipment of the Grantors):

Ulcoat/Inabata hold photomask blanks stock for Brookfield and Allen at their SFO warehouse:

Kintetsu World Express, Inc. (U.S.A.)
251 Lawrence Ave.
South San Francisco, CA 94080

Hoya holds photomask blanks stock for the Nanofab at their SFO warehouse:

Nippon Express USA, Inc.
Import Division
250 Utah Avenue
South San Francisco, CA 94080

A small quantity of chemistry (value ~ $6K) is held for Nanofab at:

Univar USA Inc.
1804 North 20th Street
Nampa, ID 83687

3rd party warehouse in Dallas:

Imlach & Collins Brothers, LLC - Atlas Van Lines
4653 Leston St #706
Dallas, TX 75247
(800) 777-9835

3rd party warehouses in California:
R.B. High Tech Transport, Inc.
38503 Cherry St Unit A
Newark, CA 94560

S&M Moving Systems North, Inc.
48551 Warm Springs Blvd
Fremont, CA 94539
3

EXHIBIT “B”
(See Sections 3.8 and 3.12 of Security Agreement)

Patents, copyrights and trademarks protected under federal law and industrial designs:

I.          FEDERAL TRADEMARKS – U.S.

A.    Registered Trademarks

Mark	Reg. Date	Reg. Number	Owner
CYBERMASK	5/25/2004	2,845,577	Photronics, Inc.

MASKLINK	6/1/2004	2,848,038	Photronics, Inc.
MASKPILOT	6/1/2004	2,847,311	Photronics, Inc.
MASKTRAC	9/17/2002	2,621,660	Photronics, Inc.
	11/6/2007	3,331,421	Photronics, Inc.
	7/25/1995	1,907,169	Photronics, Inc.
PHOTRONICS	6/20/1995	1,900,475	Photronics, Inc.
PHOTRONICS	2/19/2008	3,386,407	Photronics, Inc.

	6/20/1995	1,900,474	Photronics, Inc.
4

B.    Pending Trademarks

NONE

II.          U.S. Patents

A.    Pending U.S. Patent Applications

	Application Number	Filing Date	Title	Owner
1	15/960,963	4/24/2018	PELLICLE REMOVAL TOOL	Photronics, Inc.

B.    U.S. Issued Patents

	Patent Number	Application Number	Title	Filing Date/ Issue Date	Owner
1	6,933,084	10/391,001	ALTERNATING APERTURE PHASE SHIFT PHOTOMASK HAVING LIGHT ABSORPTION LAYER	3/18/2003 8/23/2005	Photronics, Inc.
2	7,344,824	11/024,268	ALTERNATING APERTURE PHASE SHIFT PHOTOMASK HAVING LIGHT ABSORPTION LAYER	12/28/2004 3/18/2008	Photronics, Inc.
3	6,760,640	10/099,622	AUTOMATED MANUFACTURING SYSTEM AND METHOD FOR PROCESSING PHOTOMASKS	3/14/2002 7/6/2004	Photronics, Inc.
4	6,996,450	10/852,532	AUTOMATED MANUFACTURING SYSTEM AND METHOD FOR PROCESSING PHOTOMASKS	5/24/2004 2/7/2006	Photronics, Inc.
5	7,480,539	11/177,459	AUTOMATED MANUFACTURING SYSTEM AND METHOD FOR PROCESSING PHOTOMASKS	7/8/2005 1/20/2009	Photronics, Inc.
6	6,828,068	10/349,629	BINARY HALF TONE PHOTOMASKS AND MICROSCOPIC THREE-DIMENSIONAL DEVICES AND METHOD OF FABRICATING THE SAME	1/23/2003 12/7/2004	Photronics, Inc.
5

	Patent Number	Application Number	Title	Filing Date/ Issue Date	Owner
7	7,074,530	10/975,293	BINARY HALF TONE PHOTOMASKS AND MICROSCOPIC THREE-DIMENSIONAL DEVICES AND METHOD OF FABRICATING THE SAME	10/28/2004 7/11/2006	Photronics, Inc
8	7,473,500	11/439,757	BINARY HALF TONE PHOTOMASKS AND MICROSCOPIC THREE-DIMENSIONAL DEVICES AND METHOD OF FABRICATING THE SAME	5/24/2006 1/6/2009	Photronics, Inc.
9	7,356,374	11/140,004	COMPREHENSIVE FRONT END METHOD AND SYSTEM FOR AUTOMATICALLY GENERATING AND PROCESSING A PHOTOMASK ORDERS	5/27/2005 4/8/2008	Photronics, Inc.
10	6,682,861	10/370,408	DISPOSABLE HARD MASK FOR PHASE SHIFT PHOTOMASK PLASMA ETCHING	2/19/2003 1/27/2004	Photronics, Inc.
11	6,472,107	09/409,454	DISPOSABLE HARD MASK FOR PHOTOMASK PLASMA ETCHING	9/30/1999 10/29/2002	Photronics, Inc.
12	6,749,974	10/234,790	DISPOSABLE HARD MASK FOR PHOTOMASK PLASMA ETCHING	9/3/2002 6/15/2004	Photronics, Inc.
13	6,908,716	10/839,025	DISPOSABLE HARD MASK FOR PHOTOMASK PLASMA ETCHING	5/4/2004 6/21/2005	Photronics, Inc.
14	6,537,708	09/773,122	ELECTRICAL CRITICAL DIMENSION MEASUREMENTS ON PHOTOMASK	1/31/2001 3/25/2003	Photronics, Inc.
15	7,312,004	10/803,847	EMBEDDED ATTENUATED PHASE SHIFT MASK WITH TUNABLE TRANSMISSION	3/18/2004 12/25/2007	Photronics, Inc.
16	6,524,754	09/766,907	FUSED SILICA PELLICLE	1/22/2001 2/25/2003	Photronics, Inc.
17	6,686,103	10/322,858	FUSED SILICA PELLICLE	12/18/2002 2/3/2004	Photronics, Inc.
18	7,351,503	10/733,723	FUSED SILICA PELLICLE IN INTIMATE CONTACT WITH THE SURFACE OF A PHOTOMASK	12/11/2003 4/1/2008	Photronics, Inc.
6

	Patent Number	Application Number	Title	Filing Date/ Issue Date	Owner
19	6,567,588	09/940,947	METHOD FOR FABRICATING CHIRPED FIBER BRAGG GRATINGS	8/28/2001 5/20/2003	Photronics, Inc.
20	6,868,209	10/369,262	METHOD FOR FABRICATING CHIRPED FIBER BRAGG GRATINGS	2/19/2003 3/15/2005	Photronics, Inc.
21	6,534,221	09/277,497	METHOD FOR FABRICATING CONTINUOUS SPACE VARIANT ATTENUATING LITHOGRAPHY MASK FOR FABRICATION OF DEVICES WITH THREE-DIMENSIONAL STRUCTURES AND MICROELECTRONICS	3/26/1999 3/18/2003	Photronics, Inc.
22	7,435,533	10/920,475	METHOD OF FORMING A SEMICONDUCTOR LAYER USING A PHOTOMASK RETICLE HAVING MULTIPLE VERSIONS OF THE SAME MASK PATTERN WITH DIFFERENT BIASES	8/18/2004 10/14/2008	Photronics, Inc.
23	6,406,818	09/283,087	METHOD OF MANUFACTURING PHOTOMASKS BY PLASMA ETCHING WITH RESIST STRIPPED	3/31/1999 6/18/2002	Photronics, Inc.
24	6,562,549	10/136,251	METHOD OF MANUFACTURING PHOTOMASKS BY PLASMA ETCHING WITH RESIST STRIPPED	4/29/2002 5/13/2003	Photronics, Inc.
25	9,304,334	14/160,142	MICROFLUIDIC THERMOPTIC ENERGY PROCESSOR	1/21/2014 4/5/2016	Photronics, Inc.
26	9,933,611	15/085,828	MICROFLUIDIC THERMOPTIC ENERGY PROCESSOR	3/30/2016 4/3/2018	Photronics, Inc.
27	9,005,848	12/486,564	PHOTOMASK HAVING A REDUCED FIELD SIZE AND METHOD OF USING THE SAME	6/17/2009 4/14/2015	Photronics, Inc.
28	9,005,849	12/820,905	PHOTOMASK HAVING A REDUCED FIELD SIZE AND METHOD OF USING THE SAME	6/22/2010 4/14/2015	Photronics, Inc.
29	6,855,463	10/229,830	PHOTOMASK HAVING AN INTERMEDIATE INSPECTION FILM LAYER	8/27/2002 2/15/2005	Photronics, Inc.
30	7,049,034	10/658,039	PHOTOMASK HAVING AN INTERNAL SUBSTANTIALLY TRANSPARENT ETCH STOP LAYER	9/9/2003 5/23/2006	Photronics, Inc.
7

	Patent Number	Application Number	Title	Filing Date/ Issue Date	Owner
31	7,396,617	10/866,976	PHOTOMASK RETICLE HAVING MULTIPLE VERSIONS OF THE SAME MASK PATTERN WITH DIFFERENT BIASES	6/14/2004 7/8/2008	Photronics, Inc.
32	7,790,340	11/788,473	PHOTOMASK WITH DETECTOR FOR OPTIMIZING AN INTEGRATED CIRCUIT PRODUCTION PROCESS AND METHOD OF MANUFACTURING AN INTEGRATED CIRCUIT USING THE SAME	4/20/2007 9/7/2010	Photronics, Inc.
33	7,943,273	12/106,014	PHOTOMASK WITH DETECTOR FOR OPTIMIZING AN INTEGRATED CIRCUIT PRODUCTION PROCESS AND METHOD OF MANUFACTURING AN INTEGRATED CIRCUIT USING THE SAME	4/18/2008 5/17/2011	Photronics, Inc.
34	7,910,269	12/727,342	PHOTOMASK WITH DETECTOR FOR OPTIMIZING AN INTEGRATED CIRCUIT PRODUCTION PROCESS AND METHOD OF MANUFACTURING AN INTEGRATED CIRCUIT USING THE SAME	3/19/2010 3/22/2011	Photronics, Inc.
35	6,842,881	10/209,254	RULE BASED SYSTEM AND METHOD FOR AUTOMATICALLY GENERATING PHOTOMASK ORDERS IN A SPECIFIED ORDER FORMAT	7/30/2002 1/11/2005	Photronics, Inc.
36	7,669,167	10/877,001	RULE BASED SYSTEM AND METHOD FOR AUTOMATICALLY GENERATING PHOTOMASK ORDERS BY CONDITIONING INFORMATION FROM A CUSTOMER'S COMPUTER SYSTEM	6/25/2004 2/23/2010	Photronics, Inc.
37	7,851,110	12/105,992	SECURE PHOTOMASK WITH BLOCKING APERTURE	4/18/2008 12/14/2010	Photronics, Inc.
8

	Patent Number	Application Number	Title	Filing Date/ Issue Date	Owner
38	8,102,031	12/106,033	SECURITY ELEMENT FOR AN INTEGRATED CIRCUIT, INTEGRATED CIRCUIT INCLUDING THE SAME, AND METHOD FOR SECURING AN INTEGRATED CIRCUIT	4/18/2008 1/24/2012	Photronics, Inc.
39	6,472,766	09/755,438	STEP MASK	1/5/2001 10/29/2002	Photronics, Inc.
40	6,139,994	09/344,251	USE OF INTERSECTING SUBRESOLUTION FEATURES FOR MICROLITHOGRAPHY	6/25/1999 10/31/2000	Photronics, Inc.
41	7,640,529	10/981,201	USER-FRIENDLY RULE-BASED SYSTEM AND METHOD FOR AUTOMATICALLY GENERATING PHOTOMASK ORDERS	11/3/2004 12/29/2009	Photronics, Inc.
1
 ● Does not include patents owned by Photronics jointly with a third party

C.    Copyrights

Copyright	Reg. Date	Copyright Number	Owner
Template	9/7/1993	TXu000597428	Photronics, Inc.
9

D.    Domain Names

Domain Name	Account No.	Expiration Date
cybermask.com	23023992	6/18/2012
cybermask.info	23023992
cybermask.net	23023992	11/15/2009
cybermask.org	23023992
maskpilot.com	23023992	9/23/2009
mymaskshop.com	23023992	1/21/2012
phototronics.biz	23023992	11/18/2011
photronics.com	23023992	11/18/2012
photronics.info	23023992	12/20/2009
photronics.us	23023992	4/18/2011
yourvirtualmaskfab.com	23023992	4/5/2010
photronics.net.cn
pkl.co.kr
10

EXHIBIT “C”

List of Pledged Securities
(See Section 3.10 of Security Agreement)

A. STOCKS:

Issuer		Certificate Number		Number of Shares
Photronics California, Inc.		1		1,000
Photronics Texas Allen, Inc.		1		1,000
Photronics Idaho, Inc.		3		1,000

B. BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity

NONE.

C. GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

NONE.

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral			Percentage Ownership Interest

NONE.

1

EXHIBIT “D”
(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Photronics, Inc.	Connecticut
Photronics California, Inc.	California
Photronics Texas Allen, Inc.	Texas
Photronics Idaho, Inc.	Idaho
2

EXHIBIT “E”
(See Definition of “Commercial Tort Claims”)

COMMERCIAL TORT CLAIMS

[Describe parties, case number (if applicable), nature of dispute]

NONE.
3

EXHIBIT “F”
(See Section 3.9 of Security Agreement”)

FEDERAL EMPLOYER IDENTIFICATION NUMBER;
STATE ORGANIZATION NUMBER; JURISDICTION OF INCORPORATION

GRANTOR	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
Photronics, Inc.	06-0854886	Corporation	Connecticut	0036597
Photronics Texas Allen, Inc.	75-2502950	Corporation	Texas	0128294000
Photronics California, Inc.	75-2502950	Corporation	California	C1802687
Photronics Idaho, Inc.	75-2502950	Corporation	Idaho	C183842

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ANNEX I

to

SECURITY AGREEMENT

Reference is hereby made to the Third Amended and Restated Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of September 27, 2018, made by each of PHOTRONICS, INC., a Connecticut corporation (the “Company”) and the other Subsidiaries of the Company listed on the signature pages thereto (together with the Company, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Collateral Agent.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto.  The New Grantor hereby collaterally assigns and pledges to the Collateral Agent for the benefit of the Holders of Secured Obligations, and grants to the Collateral Agent for the benefit of the Holders of Secured Obligations, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.  New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Agreement. New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of the Collateral Agent, a first-priority security interest in and lien against New Grantor’s Collateral.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Annex I counterpart to the Agreement as of this ___________ day of ____________, 20___.

[NAME OF NEW GRANTOR]

By:
Title:

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